Exhibit G

JOINT FILING STATEMENT

I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the Common Stock of SafeStitch Medical, Inc. is filed on behalf of each of the undersigned.

Dated: September 13, 2013

SYNERGY LIFE SCIENCE PARTNERS, LP

By:	Synergy Venture Partners, LLC
Its:	General Partner

By:	/s/ Mudit K. Jain
Name: Mudit K. Jain
Title: Manager

SYNERGY VENTURE PARTNERS, LLC

By:	/s/ Mudit K. Jain
Name: Mudit K. Jain
Title: Manager

/s/ William N. Starling, Jr.
William N. Starling, Jr.

/s/ Richard S. Stack
Richard S. Stack

/s/ Mudit K. Jain
Mudit K. Jain